Exhibit 99.1
Ohio State Bancshares, Inc.
111 South Main Street
Marion, Ohio 43302
NEWS RELEASE

Contacts: Gary E. Pendleton President and Chief Executive Officer (740) 387-2265	FOR IMMEDIATE RELEASE January 12, 2007

Or

Todd M. Wanner Senior Vice President and Chief Financial Officer (740) 387-2265
OHIO STATE BANCSHARES, INC. TO ENGAGE IN “GOING-PRIVATE” TRANSACTION
     Marion, Ohio. Citing increased costs related mainly to compliance with new provisions under the Sarbanes-Oxley Act of 2002, Ohio State Bancshares, Inc. has announced it will be engaging in what is commonly referred to as a “going private transaction.” The purpose of the transaction will be to deregister the Company’s shares with the Securities and Exchange Commission (the “SEC”), which will allow the Company to cease filing reports with the SEC. In order to deregister its shares, the Company will need to reduce its record number of shareholders to below 300. To accomplish this, the Company’s board of directors has proposed a reverse stock split to be immediately followed by a forward stock split that will have the effect of reducing our number of record common holders from approximately 520 to 220. The Company’s board believes that deregistering the Company’s shares will significantly reduce its securities-related regulatory compliance costs, which primarily include legal and auditing fees, as well as internal costs associated with document preparation and review. The Company’s direct compliance costs for its 2006 reporting year will be approximately $93,000, and the Company has estimated that its compliance costs for the 2007 and 2008 reporting years would be approximately $201,000 and $209,000, respectively.
     Speaking on behalf of the Board of Directors, the Company’s President and CEO, Gary E. Pendleton, stated that “The Board firmly believes that continuing to remain a public company in today’s regulatory environment is just not warranted, especially given the Company’s very limited trading activity.” Mr. Pendleton added that “The proposed transaction represents the best possible way for the Company to retain its profitability, independence, and viability in the face of ever rising compliance costs.”

               The Company’s Board has structured the going private transaction as follows:
•	Record accounts holding fewer than 150 common shares of the Company will receive $95.00 in cash for each share held; and

•	Record accounts holding 150 or more common shares of the Company will retain their current number of common shares without change.
               The Company expects to repurchase approximately 18,500 to 19,500 of its 183,939 currently outstanding Common Shares as part of the proposed transaction, which is subject to shareholder approval. The Company expects to hold a special meeting late in the first or early in the second quarter of 2007 to allow shareholders to vote on this matter. The Company does intend at this time to take measures that will allow the Company’s market maker, Community Bank Investments, to continue to make a market in the Company’s common stock following the going private transaction, but the Company can make no assurances in this regard.
               Ohio State Bancshares, Inc., through its banking subsidiary The Ohio State Bank, serves the central Ohio counties of Marion, Union, and Delaware.

Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because they will include words such as “intends,” “believes,” “anticipates” or “expects,” or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, among others, the Company’s ability to complete the going private transaction in a timely manner or at all, the failure of the Company’s shareholders to approve the proposed transaction, the risk that the cost savings from the proposed transaction may not be fully realized or may take longer to realize than expected, and other factors discussed in the Company’s filings with the SEC. Investors should consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
THIS RELEASE IS NOT A REQUEST FOR A PROXY OR AN OFFER TO ACQUIRE OR SELL ANY SECURITIES. THE PROPOSED TRANSACTION WILL BE SUBMITTED TO SHAREHOLDERS OF OHIO STATE BANCSHARES, INC. FOR THEIR CONSIDERATION. THE COMPANY WILL FILE A PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION WITH THE SEC, A COPY OF WHICH WILL BE SENT TO ALL CURRENT SHAREHOLDERS. YOU ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. YOU WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT OHIO STATE BANCSHARES, INC., AT THE SEC’S INTERNET SITE (http://www.sec.gov). COPIES OF THE PROXY STATEMENT CAN BE OBTAINED, WHEN AVAILABLE AND WITHOUT CHARGE, BY DIRECTING A REQUEST TO OHIO STATE BANCSHARES, INC., C/O THE OHIO STATE BANK, 111 SOUTH MAIN STREET, MARION, OHIO 43302, ATTN: GARY E. PENDLETON.